Exhibit 10.2

434 AND 436 DEVON PARK DRIVE

WAYNE, PENNSYLVANIA

PURCHASE AND SALE AGREEMENT

BETWEEN

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE

AS SELLER

AND

JOHNSON MATTHEY INC.

AS PURCHASER

As of September 13, 2004

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 13th day of September, 2004 (the “Effective Date”), by and between THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE (“Seller”), having an office at c/o Wells Real Estate Funds, 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, and JOHNSON MATTHEY INC. (“Purchaser”), having an office at 435 Devon Park Drive, Suite 600, Wayne, Pennsylvania 19087-1998.

RECITALS:

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property “as-is, where-is, with all faults” in accordance with the terms and conditions of this Agreement. In connection therewith, Purchaser acknowledges that it is the sole tenant leasing and occupying the Property (as defined below) under the terms and conditions of the Lease (as defined below) and, as such: (a) is familiar and satisfied with the condition of the Property; (b) will not require any estoppel certificates to be obtained or delivered by Seller; and (c) will not require any representations or warranties to be made by Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

COVENANTS:

ARTICLE I

PURCHASE AND SALE

1.1. Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a) that certain tract or parcel of land situated in Chester County, Pennsylvania, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain office/industrial building located thereon having a street address of 434 and 436 Devon Park Drive, Wayne, Pennsylvania (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c) all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and only as specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d) all of Seller’s right, title and interest in and to that certain Lease Agreement dated February 21, 1973, by and between Matthey Bishop, Inc., the predecessor in interest to Purchaser, as tenant, and LSK Corporation, the predecessor in interest to Seller, as landlord (as amended, the “Lease”); and

(e) all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit D (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2. Property Defined. The Land, the Improvements, the Personal Property, the Lease and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3. Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4. Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the “Purchase Price”), all cash with no financing requirements.

1.5. Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated at least five (5) business days prior to Closing by Seller in writing to Purchaser.

1.6. Earnest Money. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with Fidelity National Title Insurance Company (the “Escrow Agent”), having its office at 1500 Walnut Street, Suite 400, Philadelphia, Pennsylvania 19102, Attention: Mara Stratt, Esq., Vice President and National Title Officer, the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Earnest Money”) in good funds by federal wire transfer. Purchaser’s federal tax identification number is 23-0411710. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. In the event of termination of this Agreement prior to Closing, the Escrow Agent shall disburse the Earnest Money in accordance with the provisions of this Agreement governing such termination. In the event of any dispute between Seller and Purchaser regarding the disbursement of the Earnest Money, or in the event the Escrow Agent shall receive conflicting demands or instructions with respect thereto, the Escrow Agent shall withhold disbursement of the Earnest Money until such dispute is resolved. Alternatively, the Escrow Agent shall be entitled to deposit the Earnest Money into a court of general jurisdiction in Chester County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania, and to interplead Seller and Purchaser in connection therewith. The Escrow Agent shall not be liable for any damage, liability or loss arising out of its services pursuant to this Agreement, except for damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.

ARTICLE II

TITLE AND SURVEY

2.1. Title Examination; Commitment for Title Insurance. Prior to Closing, Purchaser shall have the right to obtain from a nationally recognized title insurance company (the “Title Company”), at Purchaser’s expense, an ALTA title insurance commitment (the “Title Commitment”) covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner’s Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. Purchaser shall instruct the Title Company to deliver to Purchaser, Seller and the Surveyor (as defined below) copies of the Title Commitment and copies of all instruments referenced in Schedule B thereof.

2.2. Survey. Prior to Closing, Purchaser shall have the right to employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located (the “Surveyor”), at Purchaser’s expense, to survey the Property and prepare and deliver to Purchaser, the Title Company and Seller an ALTA survey thereof (the “Survey”) reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

2.3. Permitted Exceptions. Except as specifically set forth in the next succeeding sentence, any item contained in the Title Commitment or any matter shown on the Survey and the Lease each shall be deemed a Permitted Exception; provided, however, that Seller shall, at its sole cost and expense, and at its sole option, either remove or have the Title Company insure over or otherwise satisfy, by payment or other appropriate measure of satisfaction, any mechanic’s lien, IRS payment lien, judgment lien or deed of trust or other financing lien created prior to Closing by any action or inaction of Seller (other than any created by any action or inaction of Purchaser or any affiliate of Purchaser), which liens shall be deemed to be excluded from the term “Permitted Exceptions”.

2.4. Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser’s expense, an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a) the rights of the tenant, under the Lease;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d) items appearing of record or shown on the Survey other than as specifically set forth in Section 2.3.

ARTICLE III

INSPECTION

3.1. Right of Inspection. Purchaser acknowledges and agrees that Seller has made available to Purchaser at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, records relating to the income and expenses of the Property, surveys, title reports, warranties for services and materials provided to the Property, environmental audits and similar materials, including, without limitation, the items listed on Exhibit H attached hereto, but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. Purchaser acknowledges and agrees that it, or its affiliate, as the tenant under the Lease, has had access to and knowledge of the

Property and is familiar with the physical and environmental condition of the Property, including, without limitation, the condition of the roof of the building that forms a portion of the Improvements, and a sinkhole located at the Property.

3.2. Right of Termination. Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser’s sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller on or before September 20, 2004, at 5:00 p.m. (the “Termination Deadline”). If Purchaser gives such notice of termination prior to the Termination Deadline, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and Purchaser, upon Seller’s request, shall deliver to Seller true and complete copies of all test results and studies related to the Property which were obtained or commissioned by or on behalf of Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the Termination Deadline, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

ARTICLE IV

CLOSING

4.1. Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of Escrow Agent, at 10:00 a.m. on October 5, 2004, or such earlier date as is agreed to in writing by the parties (the “Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions. Notwithstanding anything in this Section 4.1 to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby (i.e., sign documents into escrow) on the business day immediately preceding the then-scheduled date of Closing.

4.2. Seller’s Obligations at Closing. At Closing, Seller shall deliver to Escrow Agent or Purchaser, as applicable:

(a) a duly executed deed in the form attached hereto as Exhibit E (the “Deed”);

(b) a duly executed bill of sale and assignment in the form attached hereto as Exhibit F (“Bill of Sale”);

(c) a duly executed assignment and assumption agreement in the form attached hereto as Exhibit G (“Assignment Agreement”);

(d) evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(e) an affidavit duly executed by Seller in the form attached hereto as Exhibit C (“FIRPTA Affidavit”);

(f) the Lease, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property. Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records, which right shall survive the Closing;

(g) possession and occupancy of the Property, subject to the Permitted Exceptions; and

(h) such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement, which additional documents may include transfer and recordation tax declarations and other tax certificates.

4.3. Purchaser’s Obligations at Closing. At Closing, Purchaser shall deliver to Escrow Agent or Seller, as applicable:

(a) the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred federal funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price, and it being further understood that Seller shall receive such proceeds at its bank account no later than 4:00 p.m. Eastern time on the date of Closing, failing which the pro-rations shall be redetermined to coincide with the date on which said funds are received prior to 4:00 p.m. Eastern time (time being of the essence with respect to this subparagraph);

(b) instruments described in Sections 4.2(b) and 4.2(c) duly executed by Purchaser;

(c) such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(d) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4. Credits and Prorations.

(a) Seller shall prepare a schedule of tentative prorations, and Purchaser and Seller shall endeavor to finalize such schedule no later than three (3) business days prior to Closing. The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i) rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable under the Lease);

(ii) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii) payments under the Operating Agreements;

(iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(b) Notwithstanding anything contained in the foregoing provisions:

(i) At Closing, (A) Seller shall, at Seller’s option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Lease or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Lease); (B) if Seller is holding letters of credit as a security deposit or portion thereof, then Seller shall deliver such letters of credit to Purchaser (to the extent such letters of credit have not been drawn upon or applied against delinquent rents or otherwise as provided in the Lease); and (C) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(ii) Any taxes paid by Seller at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Purchaser shall be responsible for the payment of such at Closing. Purchaser acknowledges and agrees that Purchaser, as tenant under the Lease, is required to pay all taxes and assessments in connection with the Property, including, without limitation, Tredyffrin Easttown School District Taxes, Tedyffrin Township Assessments for Highway Improvements, Tredyffrin Borough/Township Taxes, Chester County Taxes, and Tredyffrin Township Sewer Fees.

(iii) Charges referred to in Section 4.4(a) above which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

(iv) Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

(v) As to gas, electricity and other utility charges referred to in Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi) Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with this transaction and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

(vii) Purchaser represents and warrants that no Tenant Inducement Costs (as hereinafter defined), leasing commissions and other expenses (including reasonable legal fees) have been incurred by or on behalf of the landlord in connection with any lease transaction (the “Other Expenses”) which will become due and payable after the date of this Agreement (whether before or after Closing). If, during the period commencing on the date of this Agreement and continuing through Closing, Seller shall have paid any Tenant Inducement Costs, leasing commissions or Other Expenses, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a lease for any portion of the Property to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

(viii) Purchaser shall pay to Seller all rent and other amounts due under the Lease through the date of Closing, or Seller shall credit to Purchaser any overpayment of rent and other amounts due under the Lease from and after the date of Closing.

(c) The provisions of this Section 4.4 shall survive Closing.

4.5. Closing Costs. Seller shall pay: (a) the fees of any counsel representing it in connection with this transaction; (b) one-half of any escrow fee which may be charged by the Escrow Agent or Title Company; and (c) one-half of any transfer tax, recordation tax, grantor’s tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property. Purchaser shall pay: (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the amount of (i) the fee for the title examination, (ii) the cost of the Title Commitment, and (iii) the premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (w) the cost of the Survey; (x) the fees for recording the Deed; (y) one-half of any transfer tax, recordation tax, grantor’s tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and (z) one-half of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring such costs and expenses. The provisions of this Section 4.5 shall survive the Closing or any early termination of this Agreement.

4.6. Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a) Seller shall have delivered to Escrow Agent or Purchaser, as applicable, all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

4.7. Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) Purchaser shall have delivered to Escrow Agent or Seller, as applicable, all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

COVENANTS

5.1. Covenants of Seller. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

5.2. Covenants of Purchaser. Purchaser hereby covenants with Seller as follows:

(a) Purchaser shall perform all of its obligations as tenant under the Lease that are required to be performed through the Closing.

(b) Purchaser shall, at Seller’s expense, cooperate reasonably with Seller and shall provide to Seller copies of, or provide Seller access to, such factual information as may be reasonably requested by Seller, and in the possession or control of Purchaser or its accountants, agents, employees or advisors, to enable Seller (or an affiliate of Seller) to file its or their Form 8-K or other filings, if, as and when such filings may be required by the Securities and Exchange Commission.

5.3. Representation and Warranty of Seller. Seller hereby represents and warrants to Purchaser that except as disclosed to Purchaser (including, without limitation, as set forth in the documents listed in Exhibit H), to Seller’s knowledge, Seller has not received any written notification from any governmental or public authority (a) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated or (b) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated.

5.4. Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of Wells Real Estate Funds, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to Mark Preston, East Regional Asset Manager.

5.5. Survival of Seller’s Representations and Warranties. The representation and warranty of Seller set forth in Section 5.3 hereof shall survive Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within thirty (30) days after the termination of the survival period provided for above in this Section. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or the Leases. As used herein, the term “Cap” shall mean the total aggregate amount of Five Hundred Thousand and No/100 Dollars ($500,000). In no event shall Seller’s aggregate liability to Purchaser under this Agreement for breach of any representation or warranty of Seller in this Agreement or for any other breach by Seller under this Agreement for any exceed the amount of the Cap.

ARTICLE VI

DEFAULT

6.1. Default by Purchaser. In the event that Purchaser fails to consummate this Agreement for any reason other than Seller’s default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, or if Purchaser otherwise defaults under this Agreement, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. If the Earnest Money is not timely delivered pursuant to Section 1.6, Seller shall have the option to immediately terminate this Agreement upon written notice to Purchaser.

6.2. Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder (except that, if Seller’s failure was within the reasonable control of Seller to prevent, then Purchaser shall be entitled to recover from Seller Purchaser’s actual out-of-pocket costs and expenses (with supporting documentation) paid to third parties (including, without limitation, consultants, experts, lenders, and attorneys) in connection with the transaction contemplated by this Agreement (such recovery not to exceed ten thousand dollars ($10,000) in the aggregate (the “Cost Recovery Cap”)), or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before fifteen (15) days following the date upon which Closing was to have occurred.

ARTICLE VII

RISK OF LOSS

7.1. Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to the proceeds Seller actually receives with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use all reasonable and diligent efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign its insurance proceeds to Purchaser, such right to assign being subject to Seller actually receiving proceeds from its insurance claim, the date of Closing shall be extended to allow for Seller to obtain such proceeds and the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2. Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and

Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to the proceeds actually received by Seller with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use all reasonable and diligent efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign the proceeds actually received from a casualty claim to Purchaser, the date of Closing shall be extended to allow for Seller to obtain such proceeds and the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. For the avoidance of doubt, subpart (b) of this Section 7.2 shall apply only in the event Seller’s insurance provides coverage for the involved casualty and Seller actually receives proceeds in settlement of its casualty claim under its insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3. Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (a) loss or damage to the Property or any portion thereof such that Purchaser, as the tenant under the Lease, has the right terminate the Lease pursuant to Section 9(b) or Section 9(c) of the Lease, and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

ARTICLE VIII

COMMISSIONS

8.1. Brokerage Commissions. Each party represents to the other that there has been no broker or finder engaged in connection with the sale of the Property, other than GVA Smith Mack & Company, as Purchaser’s representative (the “Broker”). In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to the Broker at Closing a brokerage commission in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000.00). The Broker shall not be entitled to any other commission, brokerage fee, or other compensation in connection with this transaction. The foregoing commission shall be earned, due and payable only upon consummation of Closing (including recordation of the Deed and receipt of Seller’s funds) and not otherwise. In the event Closing (including recordation of the Deed and receipt of Seller’s funds) does not occur, for whatever reason, whether by default of Purchaser or Seller, or otherwise, the Broker hereby waives any right to any fee or commission and any claim or right of claim to any fee or commission, including, without limitation, a claim of frustration of commission. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1. No Reliance on Documents. Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser (excluding any report that was commissioned by Purchaser) shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

9.2. Disclaimers. It is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s limited warranty of title to be set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of any documents related to the Property or any other information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges and agrees that upon Closing Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “as is, where is, with all faults”. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, any property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents to Seller that Purchaser has conducted such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Purchaser deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto. Upon Closing, Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Purchaser’s investigations, and Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller’s officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller’s officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on the Property be required after the date of Closing, such clean-up, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Purchaser.

9.3. Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1. Confidentiality. Seller and Purchaser, and each of its respective representatives, shall hold in strictest confidence all data and information obtained with respect to Seller or its business, or Purchaser or its business, whether obtained before or after the execution and delivery of this Agreement (other than information which is (a) publicly known at the time or becomes disclosed (other than by a party bound to keep the information confidential) to the public, (b) rightfully received from a third party without restrictions, (c) independently developed, (d) furnished (other than by a party bound to keep the information confidential) to a third party without restriction, (e) approved for release by written authorization from Seller or Purchaser, as applicable, or (f) already rightfully in the possession of Seller or Purchaser without restriction), and shall not disclose the same to others; provided, however, that it is understood and agreed that Seller or Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Seller or Purchaser provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Seller or Purchaser fails to perform hereunder, each of Seller and Purchaser shall promptly return to the other any statements, documents, schedules, exhibits or other written information obtained from the other in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Seller or Purchaser, or any of its respective agents or representatives, of this Section 10.1, the non-breaching party shall be entitled to an injunction restraining the breaching party or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller or Purchaser from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any early termination of this Agreement.

10.2. Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. The provisions of this Section shall survive Closing or any early termination of this Agreement.

10.3. Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4. Assignment. Purchaser may not assign its rights or obligations under this Agreement.

10.5. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Parker Hudson
Phone: (770) 243-8692
Telecopy: (770) 243-4684

with a copy to:	Piper Rudnick LLP
1200 19th Street, N.W.
Washington, D.C. 20036
Attention: Jeffrey R. Keitelman, Esq.
Phone: (202) 861-6950
Telecopy: (202) 689-7460

If to Purchaser:	435 Devon Park Drive
Suite 600
Wayne, Pennsylvania 19087-1998
Attention: Robert M. Talley, Esq.
Phone: (610) 971-3131
Telecopy: (610) 971-3022

If To Escrow Agent:	Fidelity National Title Insurance Company
1500 Walnut Street, Suite 400
Philadelphia, Pennsylvania 19102
Attention: Mara Stratt, Esq.,
Vice President & National Title Officer
Phone: (215) 875-4139
Telecopy: (215) 732-6726

10.6. [Reserved]

10.7. Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part, unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8. Time of the Essence. Time is of the essence for all provisions of this Agreement (including, without limitation, the date set for Closing).

10.9. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. Unless otherwise set forth herein, the final day of any such period shall be deemed to end at 5 p.m., local time.

10.10. Successors and Assigns. The terms and provisions of this Agreement are binding upon the parties hereto and are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11. Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12. Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

10.13. Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.14. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.15. Applicable Law. This Agreement is performable in the Commonwealth of Pennsylvania and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of the Commonwealth of Pennsylvania. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the Commonwealth of Pennsylvania. Purchaser and Seller agree that the provisions of this Section 10.15 shall survive the Closing of the transaction contemplated by or the early termination of this Agreement.

10.16. No Third Party Beneficiary. The provisions of this Agreement (other than Section 8.1, which is in part for the benefit of the Broker) and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.17. Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A-	Legal Description of the Land

(b)	Exhibit B-	Personal Property

(c)	Exhibit C-	Form of FIRPTA Certificate

(d)	Exhibit D-	Operating Agreements Schedule

(e)	Exhibit E-	Form of Deed

(f)	Exhibit F-	Form of Bill of Sale

(g)	Exhibit G-	Form of Assignment of Contracts

(h)	Exhibit H-	List of Reports and Studies

10.18. Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.19. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.20. Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.21. Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; 4.2(e); 4.4; 4.5; 5.2; 8.1; 9.3; 10.1; 10.2; 10.8; 10.12; and 10.15. The foregoing is in addition to and not in exclusion of any survival provisions that may elsewhere be set forth in this Agreement.

10.22. Right of First Offer. Seller and Purchaser acknowledge and agree that each is entering into this Agreement pursuant to the terms and conditions of the Right of First Offer set forth in Section 27 of the Lease; provided, however, that to the extent the terms and conditions of this Agreement are different than the terms and conditions set forth in Section 27 of the Lease, the terms and conditions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE

By:	Wells Operating Partnership, L.P.,
a Delaware limited partnership, its Administrative Joint Venturer

By:	Wells Real Estate Investment Trust, Inc.,
its general partner

By:
Name:
Title:

[signatures continue on following pages]

PURCHASER:

JOHNSON MATTHEY INC.

By:

Name:

Title:

[signatures continue on following pages]

The undersigned agrees to serve as the Escrow Agent and to be bound by the provisions of Sections 1.6 and 10.5 of this Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

[signatures continue on following page]

The Broker joins herein to agree to the provisions of Section 8.1 above.

GVA SMITH MACK & COMPANY

By:
Name:
Title:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND, with the buildings and improvements thereon erected, SITUATE in the Township of Tredyffrin, County of Chester, Commonwealth of Pennsylvania bounded and described according to an As-Built Survey, Lot No. 9 Devon Park Drive made by SMC—Martin, Engineering, Planning and Surveying, dated January 13, 1984, and last revised 9/13/1993 as follows, to wit:

BEGINNING at a point on the Northerly right of way line of the Penn Central Railroad Right of Way (Trenton Branch, 140 feet wide), being a corner of the premises and Lot No. 10 on the Plan, said point being a distance of Nine hundred thirty-three and forty one-hundredths feet measured North sixty-nine degrees, twenty-nine minutes East along the Northerly Right of Way line of the Penn Central Railroad Right of Way from the point of intersection of said Northerly Right of Way line with the Easterly side of West Valley Road (proposed Sixty feet wide); thence from said beginning point leaving said Penn Central Railroad Right of Way along the common title line of the premises and said Lot No. 10 North twenty-two degrees, forty-eight minutes West, Four hundred ninety-two and eighty-seven one-hundredths feet to a point on the Southerly side of Devon Park Drive (Sixty feet wide); thence along said Southerly side of Devon Park North sixty-seven degrees, twelve minutes East, Eight hundred fifty-four and twenty-nine one-hundredths feet to a point; thence leaving said Southerly side of Devon Park Drive and continuing along lands now or formerly of Aner, Inc. South twenty-two degrees, forty-eight minutes East, Five hundred twenty-six and ninety-three one-hundredths feet to a point on the Northerly Right of Way line of the Penn Central Railroad Right of Way; thence along said Northerly Right of Way line of the Penn Central Railroad Right of Way South sixty-nine degrees, twenty-nine minutes West, Eight hundred fifty-four and ninety-seven one-hundredths feet to the first mentioned point and place of beginning.

BEING known as Lot No. 9, Devon Industrial Park, on the Plan, and as Chester County Tax Parcel No. 43-6J-18.1.

A-1

Exhibit B

LIST OF PERSONAL PROPERTY

NONE

B-1

Exhibit C

[FORM OF]

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by THE WELLS FUND XI – FUND XII – REIT JOINT VENTURE (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	Transferor’s U.S. employer identification number is 58-2476946; and

4.	Transferor’s office address is c/o Wells Real Estate Funds, 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                     , 2004

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE

By:	Wells Operating Partnership, L.P., a Delaware limited partnership, its Administrative Joint Venturer

By:	Wells Real Estate Investment Trust, Inc., its general partner

By:
Name:
Title:

C-1

STATE OF	:
	:	SS.
COUNTY OF	:

On [date], before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared [name of officer] who acknowledged himself/herself to be the [title of officer] of Wells Real Estate Investment Trust, Inc., as general partner of Wells Operating Partnership, L.P., as Administrative Joint Venturer of THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE, and that he/she executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

Notary Public

My Commission Expires:

C-2

Exhibit D

OPERATING AGREEMENTS SCHEDULE

NONE

D-1

Exhibit E

[FORM OF]

SPECIAL WARRANTY DEED

DEED

from

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE, as grantor,

to

JOHNSON MATTHEY INC., as grantee.

434 AND 436 DEVON PARK DRIVE

WAYNE, PENNSYLVANIA

I hereby certify that the address of the above-named Grantee is:

435 Devon Park Drive

Suite 600

Wayne, Pennsylvania 19087-1998

Robert M. Talley, Esquire

DEED

THIS INDENTURE is made as of September         , 2004, between THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE, a Georgia Joint Venture Partnership (hereinafter called the Grantor), of the first part, and JOHNSON MATTHEY INC., a Pennsylvania corporation (hereinafter called the Grantee), of the second part,

WITNESSETH, that the said Grantor for and in consideration of the sum of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration unto them well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, conveyed, bargained and sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, convey, bargain and sell, alien, enfeoff, release and confirm unto the paid Grantee, and successors and assigns,

ALL THAT CERTAIN parcel or tract of land with the buildings and improvements thereon erected, located at 434 and 436 Devon Park Drive, Wayne, Pennsylvania, as more fully described on Schedule “A” hereto, subject to all matters of record.

TOGETHER with all and singular the buildings and improvements, ways, streets, driveways, alleys, passages, waters, watercourses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim, and demand whatsoever of it, the said Grantor, in law or in equity, or otherwise howsoever, of, in, and to the same and every part thereof.

TO HAVE AND TO HOLD the said lots or pieces of ground above described, with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned, and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns forever.

AND the said Grantor, for itself and its successors and assigns do covenant, promise, and agree, to and with the said Grantee, its successors and assigns, by these presents, that it, the said Grantor, its successors and assigns, all and singular the hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against it, the said Grantor and its successors and assigns, and against all and every person and persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from, or under it, them, or any of them, shall and will, SUBJECT as aforesaid, SPECIALLY WARRANT and forever DEFEND.

IN WITNESS WHEREOF, the party of the first part has hereunto set its hand and seal. Dated the day and year first alone written.

Sealed and Delivered

In the Presence of Us:

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE,
a Georgia Joint Venture Partnership

By:	Wells Operating Partnership, L.P., a Delaware limited partnership, its Administrative Joint Venturer

By:	Wells Real Estate Investment Trust, Inc., its general partner

By:
Name:
Title:

Record and Return To:

STATE OF
COUNTY OF

On this, the              day of                     , 2004, before me, the undersigned, personally appeared                                                       who acknowledged him/herself to be the of                     Wells Real Estate Investment Trust, Inc., the general partner of Wells Operating Partnership, L.P., the Administrative Joint Venturer of THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE, the Georgia Joint Venture Partnership named in the foregoing instrument and that he/she as such                             , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the                      by himself/herself as such                     .

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

My commission expires:

SCHEDULE A TO DEED

LEGAL DESCRIPTION

ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND, with the buildings and improvements thereon erected, SITUATE in the Township of Tredyffrin, County of Chester, Commonwealth of Pennsylvania bounded and described according to an As-Built Survey, Lot No. 9 Devon Park Drive made by SMC—Martin, Engineering, Planning and Surveying, dated January 13, 1984, and last revised 9/13/1993 as follows, to wit:

BEGINNING at a point on the Northerly right of way line of the Penn Central Railroad Right of Way (Trenton Branch, 140 feet wide), being a corner of the premises and Lot No. 10 on the Plan, said point being a distance of Nine hundred thirty-three and forty one-hundredths feet measured North sixty-nine degrees, twenty-nine minutes East along the Northerly Right of Way line of the Penn Central Railroad Right of Way from the point of intersection of said Northerly Right of Way line with the Easterly side of West Valley Road (proposed Sixty feet wide); thence from said beginning point leaving said Penn Central Railroad Right of Way along the common title line of the premises and said Lot No. 10 North twenty-two degrees, forty-eight minutes West, Four hundred ninety-two and eighty-seven one-hundredths feet to a point on the Southerly side of Devon Park Drive (Sixty feet wide); thence along said Southerly side of Devon Park North sixty-seven degrees, twelve minutes East, Eight hundred fifty-four and twenty-nine one-hundredths feet to a point; thence leaving said Southerly side of Devon Park Drive and continuing along lands now or formerly of Aner, Inc. South twenty-two degrees, forty-eight minutes East, Five hundred twenty-six and ninety-three one-hundredths feet to a point on the Northerly Right of Way line of the Penn Central Railroad Right of Way; thence along said Northerly Right of Way line of the Penn Central Railroad Right of Way South sixty-nine degrees, twenty-nine minutes West, Eight hundred fifty-four and ninety-seven one-hundredths feet to the first mentioned point and place of beginning.

BEING known as Lot No. 9, Devon Industrial Park, on the Plan, and as Chester County Tax Parcel No. 43-6J-18.1.

Exhibit F

[FORM OF]

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of                     , 2004, from THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE (“Assignor”), to JOHNSON MATTHEY INC. (“Assignee”).

RECITALS

A. Concurrently with the execution and delivery of this Bill of Sale, Assignor is conveying to Assignee, by Special Warranty Deed (the “Deed”), that certain tract of land (the “Land”) more particularly described on Attachment A attached hereto and made a part hereof for all purposes, together with all of the improvements located thereon (the “Improvements”).

B. Assignor desires to sell, assign, transfer and convey to Assignee, and Assignee desires to accept and obtain, the Assigned Properties (as hereafter defined), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER, and DELIVER to Assignee, without warranty, expressed or implied, with respect to Assignor’s interest therein or condition, merchantability or fitness for any purpose thereof, all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Properties”):

(a) The tangible personal property owned by Assignor upon the Land or within or upon the Improvements, including, specifically, without limitation, those items set forth in Section 1.1(c) of the Purchase and Sale Agreement between Assignor and Assignee, dated as of                     , 2004, (together with all amendments and addenda thereto, if any, the “Purchase Agreement”) and only as specifically described in Attachment B attached hereto and made a part hereof (the “Personal Property”); and

(b) All assignable existing warranties and guaranties (express or implied) issued in connection with the Improvements or the Personal Property (collectively, the “Warranties”) (it being understood that Assignor makes no representation or warranty with respect to the existence, availability or assignability of any Warranties).

Assignee acknowledges that Assignor makes no representation or warranty with respect to the Assigned Properties and that Assignor’s interest in the Assigned Properties is being transferred in its “as is” “where is” condition, with all faults. Assignor confirms that Assignee is relying solely upon its own investigation of the Assigned Properties.

F-1

This Bill of Sale is subject to all of the provisions in the Purchase Agreement, including without limitation Section 9.2 thereof.

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

EXECUTED to be effective as of date set forth above.

ASSIGNOR:

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE

By:	Wells Operating Partnership, L.P., a Delaware limited partnership, its Administrative Joint Venturer

By:	Wells Real Estate Investment Trust, Inc., its general partner

By:
Name:
Title:

ASSIGNEE:

JOHNSON MATTHEY INC.

By:
Name:
Title:

List of Attachments:

Attachment A—Property Description

Attachment B—List of Personal Property

F-2

Exhibit G

[FORM OF]

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of                     , 2004, by and between THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE (“Assignor”), and JOHNSON MATTHEY INC. (“Assignee”).

RECITALS

A. Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee, by Special Warranty Deed (the “Deed”), that certain tract of land (collectively, the “Land”) more specifically described in Attachment A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the “Improvements”), and by Bill of Sale and Assignment (the “Bill of Sale”), certain personal property owned by Assignor upon the Land or within or upon the Improvements (the “Personal Property”).

B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to accept and obtain, all of Assignor’s right, title and interest in and to the Assigned Properties (as hereinafter defined), subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Properties”):

(a) the leases (and any and all amendments, modifications and supplements thereto, and all guarantees executed in connection therewith)] described in Attachment B attached hereto and made a part hereof (collectively, the “Leases”); and

(b) the assignable contracts and agreements described in Attachment C attached hereto and made a part hereof (collectively, the “Operating Agreements”), together with (i) all assignable existing warranties and guaranties (expressed or implied) issued to Assignor in connection with the Improvements or the Personal Property and (ii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals, if any; provided, however, that Assignor makes no representation or warranty with respect to the assignability of or any other matter relating to any of the foregoing.

TO HAVE AND TO HOLD the foregoing described Assigned Properties unto Assignee, its successors and assigns, forever.

This Assignment is made by Assignor and accepted by Assignee subject to the provisions set forth in the Purchase and Sale Agreement, dated as of [                    , 2004], between Assignor and Assignee (together with all amendments and addenda thereto, if any, the “Purchase Agreement”).

By execution of this Assignment, Assignee assumes and agrees to perform all of the covenants, agreements and obligations under the Assigned Properties binding on Assignor or the Land, Improvements, or Personal Property (such covenants, agreements and obligations being herein collectively referred to as the “Contractual Obligations”), as such Contractual Obligations shall arise or accrue from and after the date of this Assignment. Without limiting the generality of the immediately preceding sentence, Assignee acknowledges the receipt of all security deposits required by the Leases described in Attachment B and agrees to apply such security deposits in accordance with the terms of the Leases.

Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time prior to the date of this Assignment. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all obligations, liabilities, costs and claims (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time from and after the date of this Assignment.

ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED OR HAS HAD THE OPPORTUNITY TO INSPECT THE ASSIGNED PROPERTIES AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.

This Assignment may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Assignment.

EXECUTED to be effective as of the date set forth above.

ASSIGNOR:

THE WELLS FUND XI—FUND XII—REIT JOINT VENTURE

By:	Wells Operating Partnership, L.P., a Delaware limited partnership, its Administrative Joint Venturer

By:	Wells Real Estate Investment Trust, Inc., its general partner

By:
Name:
Title:

ASSIGNEE:

JOHNSON MATTHEY INC.

By:
Name:
Title:

List of Attachments:

Attachment A—Property Description

Attachment B—Lease Schedule

Attachment C—Operating Agreements Schedule

Exhibit H

LIST OF REPORTS AND STUDIES

Prepared By	Name of Document	Date

Environmental Data Resources Inc.	Sanborn® Map Report	May 25, 2004

Dames & Moore	Letter Re: Second Well Installation, Sampling, and Analysis	August 11, 1999

Dames & Moore	Letter Re: MW-1 and MW-2 Groundwater Samples	August 13, 1999

Dames & Moore	Letter Re: Limited Subsurface Investigations	September 24, 1999

Environmental Data Resources Inc.	Radius Map Report	May 24, 2004

Dames & Moore	Phase I Environmental Site Assessment	December 8, 1988

Dames & Moore	Phase I Environmental Site Assessment	August 14, 1996

Dames & Moore	Phase I Environmental Site Assessment and Limited Subsurface Investigation	June 11, 1999

Certified Engineering & Testing Co., Inc.	Phase I Environmental Site Assessment	August 2, 1993

Law Environmental Consultants, Inc.	Draft Report of Phase I Environmental Site Assessment	July 13, 1999

Law Environmental Consultants, Inc.	Report of Phase I Environmental Site Assessment	August 27, 1999

Dames & Moore	Phase II Sample Results	April 23, 1999

Environmental Resources Management	Limited Phase II Environmental Site Assessment Report	January 22, 1998

Gorski	Proposal Letter Re: Trench Drain Repair Doc #3—436	April 26, 2001

National Assessment Corporation	Property Condition Report	February 23, 2004

Carlisle SynTec Incorporated	Roofing System Warranty Serial No. TS17003	Effective July 8, 1998

Allied—Trent Roofing Systems, Inc.	Material/ Workmanship Warranty Number C1136W	Effective August 12, 1991

Joseph Dugan Inc.	Letter Re: Water Infiltration	September 21, 1999

H-1